EXHIBIT 4.1

Capital One Bank
Senior and Subordinated Global Bank Notes
Due From 30 Days to 30 Years or More from Date of Issue

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

May 8, 2003

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

AND EACH OF THE DISTRIBUTION AGENTS LISTED
  ON SCHEDULE 1 HERETO

Ladies and Gentlemen:

     This Amended and Restated Distribution Agreement, dated May 8, 2003 (this “Agreement”), amends and restates the Amended and Restated Distribution Agreement, dated January 31, 2003, among Capital One Bank, a banking association chartered under the laws of the Commonwealth of Virginia (the “Bank”), J.P. Morgan Securities Inc. and each of the distribution agents listed on Schedule 1 hereto (each referred to as a “Distribution Agent” and collectively referred to as the “Distribution Agents”). The Bank confirms its agreement with J.P. Morgan Securities Inc. and each of the Distribution Agents with respect to the issue and sale by it of its (i) senior unsecured debt obligations not insured by the Federal Deposit Insurance Corporation (the “FDIC”) (the “Senior Notes”) and (ii) subordinated unsecured debt obligations not insured by the FDIC (the “Subordinated Notes”, and together with the Senior Notes, the “Bank Notes”). The Bank Notes have maturities of 30 days to 30 years or more from date of issue. The Bank Notes are to be issued pursuant to an Amended and Restated Global Agency Agreement, dated as of May 8, 2003 (the “Global Agency Agreement”), among the Bank and JPMorgan Chase Bank, as domestic paying agent (the “Domestic Paying Agent”) and registrar (the “Registrar”), JPMorgan Chase Bank, London Branch, as London paying agent (the “London Paying Agent”) and London issuing agent (the “London Issuing Agent”), J.P. Morgan Bank Luxembourg S.A., as transfer agent (the “Transfer Agent”) and Luxembourg paying agent (the “Luxembourg Paying Agent” and together with the Domestic Paying Agent and the London Paying Agent, the “Paying Agents” and each individually, a “Paying Agent”) and Kredietbank S.A. Luxembourgeoise, as listing agent (the “Listing Agent”). As of the date hereof, the Bank has authorized the issuance of up to U.S.$8,000,000,000 (or the equivalent thereof in other currencies calculated as described in the Offering Circular dated May 8, 2003) aggregate principal amount at any one time outstanding of its Bank Notes. It is understood, however, that

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the Bank may from time to time authorize the issuance of an additional outstanding amount of Bank Notes and that the Bank Notes may be distributed through or sold to one or more of the Distribution Agents pursuant to the terms of this Agreement, all as though the issuance of the Bank Notes were authorized as of the date hereof. The Bank is a subsidiary of Capital One Financial Corporation (the “Parent”).

     This Agreement provides both for the sale of Bank Notes by the Bank to the Distribution Agents as principal for resale to investors and other purchasers and for the sale of Bank Notes by the Bank directly to investors through the Distribution Agents (as may from time to time be agreed to by the Bank and the Distribution Agents), in which case the Distribution Agents will act as agents of the Bank in soliciting Bank Note purchasers.

SECTION 1. Appointment as Distribution Agents.

     (a)  Appointment of Distribution Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Bank of the right to sell Bank Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so, the Bank hereby agrees that Bank Notes will be sold exclusively to or through the Distribution Agents. The Distribution Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Bank Notes purchased by a Distribution Agent as principal for resale to others but are not authorized to appoint sub-agents. in connection with sales by the Distribution Agents of Bank Notes purchased by a Distribution Agent as principal to other brokers or dealers, a Distribution Agent may allow any portion of the discount it has received in connection with such purchase from the Bank to such brokers or dealers.

     (b)  Sale of Bank Notes. The Bank shall not approve the solicitation of purchases of Bank Notes in excess of the amount which shall be authorized to be outstanding by the Bank from time to time or in excess of the aggregate principal amount of Bank Notes specified in the Offering Circular, The Distribution Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Bank Notes sold or outstanding, or of otherwise monitoring the availability of Bank Notes for sale.

     (c)  Purchases as Principal. The Distribution Agents shall not have any obligation to purchase Bank Notes from the Bank as principal, but the Distribution Agents may agree from time to time to purchase Bank Notes as principal. Any such purchase of Bank Notes by a Distribution Agent as principal shall be made in accordance with Section 3(a) hereof.

     (d)  Solicitations as Distribution Agent. If agreed upon by a Distribution Agent and the Bank, the Distribution Agent, acting solely as agent for the Bank and not as principal, will solicit purchases of the Bank Notes. The Distribution Agent will communicate to the Bank, orally or in writing, each offer to purchase Bank Notes solicited by such Distribution Agent on an agency basis, other than those offers rejected by the Distribution Agent. The Distribution Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Bank Notes, as a whole or in part, and any such rejection shall not be deemed a breach of any Distribution Agent’s agreement contained herein. The Bank may accept or reject any proposed purchase of the Bank Notes in whole or in part. The Distribution Agent shall make reasonable

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efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Bank Notes has been solicited by the Distribution Agent and accepted by the Bank. The Distribution Agent shall not have any liability to the Bank in the event any such agency purchase is not consummated for any reason. If the Bank shall default on its obligation to deliver Bank Notes to a purchaser whose offer it has accepted, the Bank shall (i) hold the Distribution Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Distribution Agent any commission to which it would be entitled in connection with such sale.

     (e)  Additional Agents. The Bank may, from time to time, engage additional agents either as principal or as an agent for the sale of the Bank Notes. Any additional agents shall be required, as a condition to their engagement, either to enter into this Agreement (amended to include such additional agents as signatories) or into an agreement with the Bank substantially similar to this Agreement.

     (f)  Stabilization. The Distribution Agent (if any) specified as the Stabilization Manager in the Pricing Supplement relating to any Tranche of Bank Notes or any person acting for the Stabilization Manager may, in connection with such Bank Notes, over-allot or effect transactions with a view to supporting the market price of the Bank Notes of the Series of which such Tranche forms a part at a level higher than that which might otherwise prevail for a limited period, but in so doing, the Stabilization Manager (or any person acting for him) shall act as principal and not as agent of the Bank. Such stabilization, if commenced, may be discontinued at any time. Such stabilization shall be conducted in accordance with all relevant laws, regulations and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall, as against the Bank, be for the account of such named Distribution Agent.

     The Bank confirms that it has been informed of the existence of the United Kingdom Financial Services Authority (“FSA”) stabilizing guidance in Section MAR 2 Ann 2G of the FSA Handbook.

     (g)  Reliance. The Bank and the Distribution Agents agree that the Bank Notes purchased by the Distribution Agents shall be purchased, and the Bank Notes the placement of which a Distribution Agent arranges shall be placed by such Distribution Agent, in reliance on the representations, warranties, covenants and agreements of the Bank contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

     (a)  The Bank represents and warrants to each Distribution Agent as of the date hereof, as of the date of each acceptance by the Bank of an offer for the purchase of Bank Notes (whether to the Distribution Agent as principal or through the Distribution Agent as agent), as of the date of each delivery of Bank Notes (whether to such Distribution Agent as principal or through such Distribution Agent as agent) (the date of each such delivery to a Distribution Agent as principal being hereafter referred to as a “Settlement Date”), and as of the times referred to in Section 8(b) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”), as follows:

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(i) Offering Circular. The Bank has prepared an offering circular, dated May 8, 2003 (as such document may hereafter be amended or supplemented (including by any pricing supplement by the Bank), including the material incorporated therein by reference, the “Offering Circular”), to be used by the Distribution Agents in connection with the Distribution Agents’ solicitation of purchasers of, or offering of, the Bank Notes. The Bank has been authorized by the Parent to incorporate by reference in the Offering Circular the Parent’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and each other document filed by the Parent pursuant to Section 13(a), 13(c), 14 or 15(d) (and any and all amendments thereto) (except that information in such documents deemed not to have been filed in accordance with the rules of the Securities and Exchange Commission shall not be incorporated by reference) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder. The Offering Circular, as of the date hereof, does not and, as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Circular made in reliance upon, and in conformity with, information furnished to the Bank in writing by the Distribution Agents expressly for use therein.

The Bank has incorporated by reference in the Offering Circular the publicly available portions of each of its Consolidated Reports of Condition and Income (each, a “Call Report”), and any amendments or supplements thereto, beginning with and including the Call Report for the period ended December 31, 2000 to and including the most recent Call Report filed or published prior to the offering of Bank Notes. The publicly available portions of any Call Reports filed by the Bank subsequent to the date of the Offering Circular and prior to the termination of the offering of the Bank Notes will be incorporated therein by reference.

The documents incorporated by reference into the Offering Circular, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied or when so filed will comply in all material respects with the 1934 Act or the rules and regulations otherwise applicable thereto, as the case may be and, when read together with the other information in the Offering Circular, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

(ii) Due Organization, Valid Existence and Good Standing. The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Bank and its subsidiaries

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taken as a whole. The Bank is a subsidiary of the Parent, a Delaware corporation which has securities registered under the 1934 Act.

(iii) Due Authorization, Execution and Delivery of this Agreement, The Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agent Agreement and the Letters of Representations. This Agreement, the Global Agency Agreement, the Amended and Restated Interest Calculation Agreement dated as of May 8, 2003, between the Bank and JPMorgan Chase Bank (the “Interest Calculation Agreement”), the Amended and Restated Exchange Rate Agent Agreement dated as of May 8, 2003, between the Bank and JPMorgan Chase Bank (the “Exchange Rate Agreement”) and the Short-Term and Medium-Term Letters of Representation dated May 8, 2003 (the “Letter[s] of Representations”), between the Bank, JPMorgan Chase Bank and The Depository Trust Company, have been duly authorized, executed and delivered by the Bank and are valid and legally binding agreements of the Bank, enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights, to general equity principles and with respect to any indemnification or contribution obligation, to public policies which might affect such obligations.

(iv) Due Authorization, Execution and Delivery of the Bank Notes. The Bank Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and authenticated against payment of the consideration therefor. The Bank Notes will be valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights to general equity principles and with respect to any indemnification or contribution obligation, to public policies which might affect such obligations.

(v) Exemption from Registration. The Bank Notes are exempt from registration under Section 3(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and neither registration of the Bank Notes under the 1933 Act, nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, sale, issuance or delivery of the Bank Notes pursuant to this Agreement or any applicable Terms Agreement (as defined in Section 3(a) hereof).

(vi) Exemption from Investment Company Act. The Bank is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act.

(vii) No Other Approvals Required. No consent, approval or authorization of or filing with any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Bank Notes, the Global Agency

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Agreement, the Interest Calculation Agreement, the Exchange Rate Agent Agreement, the Letters of Representations and any applicable Terms Agreement (provided that the representations contained in the immediately preceding clause with respect to approvals under the laws of foreign countries shall only be to the best knowledge of the Bank) or the consummation by the Bank of the transactions contemplated by this Agreement and any agreement with a Distribution Agent to purchase such Bank Notes as principal, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bank Notes.

(viii) Description of Bank Notes. The Bank Notes are substantially in the form heretofore delivered to the Distribution Agents and conform in all material respects to the description thereof contained in the Offering Circular under the caption “Description of Notes.”

(ix) Priority of Bank Notes. The Senior Notes are unsecured and unsubordinated debt obligations of the Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Bank except, (A) pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Bank’s unsecured deposit obligations and (B) pursuant to Section 6.1 - 110.9 of the Code of Virginia, the Bank’s deposit obligations. The Subordinated Notes are unsecured and subordinated debt obligations of the Bank, rank pari passu among themselves, and are subordinated and junior in right of payment to the Bank’s obligations to depositors and general creditors, other than obligations which, by their express terms, rank on a parity with or junior to the Subordinated Notes. Upon issuance, the Subordinated Notes will qualify as Tier 2 capital of the Bank (within the meaning of [Appendix A to 12 C.F.R. Part 208]).

(x) No Violation. Neither the Bank or any of its subsidiaries nor the Parent or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound which might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries or the Parent or any of its subsidiaries, in each case considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agent Agreement, the Letters of Representations or the Bank Notes or any transaction contemplated hereby or thereby. The execution, issuance and delivery by the Bank of the Bank Notes, and the execution, delivery and performance by the Bank of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agent Agreement, the Letters of Representations and any applicable Terms Agreement, will not violate any law, rule, regulation, order, judgment or decree applicable to the Parent and its subsidiaries or to the Bank and any of its subsidiaries or violate any provision of the Bank’s charter or by-laws, or conflict with or result in a material breach of or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any

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property or assets of the Parent and its subsidiaries or the Bank and any of its subsidiaries pursuant to any contract, indenture, mortgage loan agreement, note, lease or other instrument to which the Parent or any of its subsidiaries or the Bank or any of its subsidiaries, or the property of any of them, is bound or subject.

(xi) No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Offering Circular (a) there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or business affairs or business prospects of the Bank and its subsidiaries or of the Parent and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular (including the material incorporated by reference therein), and (b) there have been no material transactions entered into by the Bank or any of its subsidiaries or the Parent and any of its subsidiaries considered as one enterprise, other than those in the ordinary course of business.

(xii) Rating. The Senior Notes of the Bank have been rated by a “nationally recognized statistical rating agency” (as that term is defined by the Securities and Exchange Commission (“the Commission”) for purposes of Rule 436(g)(2) under the 1933 Act), in one of its four highest categories. The Bank “has unsecured non-convertible debt with a term of issue of at least four (4) years, or unsecured non-convertible preferred securities, rated by a nationally recognized statistical rating organization in one of its four (4) highest ratings categories” within the meaning of Conduct Rule 2710(b)(7) of the National Association of Securities Dealers, Inc.

(xiii) Financial Statements and Financial Information. The financial statements and other financial information of the Parent and its consolidated subsidiaries and the Bank and its consolidated subsidiaries included or incorporated by reference in the Offering Circular present fairly the consolidated financial position of the Parent and its consolidated subsidiaries and the Bank and its consolidated subsidiaries, as the case may be, as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and financial information of certain financial institutions, if any, acquired by or consolidated with or proposed to be acquired by or consolidated with the Parent and the Bank included or incorporated by reference in the Offering Circular present fairly the financial position of such financial institutions as of the dates indicated therein and the results of their operations for the periods specified therein.

(xiv) Legal Proceedings. Except as may be set forth in the Offering Circular, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Bank, threatened against or affecting, the Parent or any of its subsidiaries or the Bank or any of its subsidiaries, which might, in the opinion of the Bank, result in any material adverse

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change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agent Agreement or the Bank Notes or any transaction contemplated hereby or thereby.

(xv) Commodity Exchange Act. The Bank Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Global Agency Agreement, will be excluded or exempted under the provisions of the Commodity Exchange Act.

     (b)  Additional Certifications. Any certificate signed by any officer of the Bank or the Parent and delivered to the Distribution Agents or to counsel for the Distribution Agents in connection with an offering of Bank Notes, or the sale of Bank Notes to a Distribution Agent as principal, contemplated by this Agreement shall be deemed a representation and warranty by the Bank or the Parent, as the case may be, to the Distribution Agents as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Distribution Agents.

     (a)  Purchases as Principal. Unless otherwise agreed to by a Distribution Agent and the Bank, Bank Notes shall be purchased by the Distribution Agent as principal. Such purchases shall be made in accordance with terms agreed upon by the Distribution Agent and the Bank including such information (as applicable) as is specified in Exhibit A hereto (which terms shall be agreed upon orally, and which may or may not be confirmed in writing in the form of Exhibit A, prepared by the Distribution Agent and mailed or sent via facsimile transmission to the Bank) and, in the case of sales to Distribution Agents on a syndicated basis, a separate terms agreement substantially in the form of Exhibit H hereto or other agreement governing such purchase that is agreed to in writing by each Distribution Agent party thereto and the Bank. Any oral or written agreement entered into pursuant to the previous sentence, including any agreement in the form of Exhibit H hereof, is referred to herein as a “Terms Agreement”. The Distribution Agent’s commitment to purchase Bank Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Bank Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Bank Note equivalent to the applicable commission set forth in Exhibit B hereto. The Distribution Agent may engage the services of any other broker or dealer in connection with the resale of the Bank Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Bank to such brokers and dealers. At the time of each purchase of Bank Notes by a Distribution Agent as principal, the Distribution Agent shall specify any requirements for the opinions of counsel, officers’ certificates and the accountant’s letter pursuant to Sections 6(a), 6(b) and 6(d) hereof. The resale of any Bank Notes acquired by such Distribution

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Agent as principal shall be subject to all of the applicable selling restrictions set forth in Exhibit G hereto.

(b)  Solicitations as Distribution Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Bank and a Distribution Agent, such Distribution Agent, as an agent of the Bank, will use its reasonable efforts to solicit offers to purchase the Bank Notes upon the terms and conditions set forth herein and in the Offering Circular. All Bank Notes sold through a Distribution Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Bank and the Distribution Agent,

     The Bank reserves the right, in its sole discretion, to suspend solicitation of purchases of the Bank Notes through the Distribution Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Bank, the Distribution Agents will forthwith suspend solicitation of purchases from the Bank until such time as the Bank has advised the Distribution Agents that such solicitation may be resumed. During such period, the Bank shall not be required to comply with the provisions of Sections 8(b), (c) and (d). Upon advising the Distribution Agents that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents required to be delivered by Sections 8(b), (c) and (d), and the Distribution Agents shall have no obligation to solicit offers to purchase the Bank Notes until such documentation has been received by the Distribution Agents.

     The Bank agrees to pay each Distribution Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Bank Note sold by the Bank as a result of a solicitation made by such Distribution Agent as set forth in Exhibit B hereto, or as otherwise agreed to by the Bank and such Distribution Agent. The Distribution Agents may reallow any portion of the commission payable pursuant hereto to dealers in connection with the offer and sale of the Bank Notes.

     (c)  Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Bank Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Bank and the applicable Distribution Agent and set forth in a pricing supplement to the Offering Circular to be prepared in connection with each sale of Bank Notes. Administrative procedures with respect to the sale of Bank Notes shall be agreed upon from time to time by the Distribution Agents and the Bank (the “Procedures”). The initial Procedures, as agreed upon by the Distribution Agents and the Bank, are attached hereto as Exhibit I and may be supplemented or amended from time to time by the Distribution Agents and the Bank by an instrument in writing. The Distribution Agents and the Bank agree to perform the respective duties and obligations specifically provided to be performed by the Distribution Agents and the Bank herein and in the Procedures.

     (d)  Delivery. The documents required to be delivered by Section 6 hereof shall be delivered at the office of Morrison & Foerster LLP, on the date hereof, or at such other time and place as the Distribution Agents and the Bank may agree upon in writing (the “Closing Time”).

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SECTION 4. Covenants of the Bank.

     The Bank covenants with the Distribution Agents as follows:

     (a)  Amending Offering Circular. The Bank will give the Distribution Agents notice of its intention to prepare any additional offering circular supplement with respect to the sale of the Bank Notes or any amendment or supplement to the Offering Circular and will furnish the Distribution Agents with copies of any such amendment or supplement or other documents proposed to be distributed a reasonable time in advance of such proposed distribution and will not distribute any such amendment or supplement or other documents in a form to which the Distribution Agents or counsel for the Distribution Agents shall reasonably object.

     (b) Copies of Offering Circular. The Bank will deliver to the Distribution Agents as many copies of the Offering Circular (as amended or supplemented, including documents incorporated by reference therein) as the Distribution Agents shall reasonably request in connection with sales or solicitations of offers to purchase the Bank Notes.

     (c)  Revisions of Offering Circular -- Material Changes. Except as otherwise provided in Subsection (d) of this Section 4, if any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Distribution Agents or counsel for the Bank, to amend or supplement the Offering Circular in order that the Offering Circular will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, immediate notice shall be given, and confirmed in writing, to the Distribution Agents to cease the solicitation of offers to purchase the Bank Notes in their capacity as agents and to cease sales of the Bank Notes the Distribution Agents may then own as principal, and the Bank will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission. The Distribution Agents shall, at such time as the Bank shall have furnished to the Distribution Agents an amended or supplemented Offering Circular in form satisfactory to the Distribution Agents and their counsel, resume solicitation of offers to purchase Bank Notes using the Offering Circular so amended and supplemented. The Bank agrees to update the Offering Circular no less than annually within 120 days after its fiscal year-end.

     (d)  Suspension of Certain Obligations. The Bank shall not be required to comply with the provisions of subsection (c) of this Section 4 during any period from the later of the time (i) the Distribution Agents shall have suspended solicitation of purchases of the Bank Notes in their capacity as agents pursuant to a request from the Bank and (ii) no Distribution Agent shall then hold any Bank Notes purchased as principal pursuant hereto, until the tune the Bank shall determine that solicitation of purchases of the Bank Notes should be resumed or the Distribution Agent shall subsequently purchase Bank Notes from the Bank as principal.

     (e)  Regulatory Reports. The Bank shall provide the Distribution Agents with copies of the publicly available portion of any reports required to be filed by the Bank or the Parent with any United States or state supervisory or regulatory authority as promptly as reasonably practicable after such reports become publicly available.

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     (f)  Preparation of Pricing Supplements. The Bank will prepare, with respect to the Bank Notes to be sold through or to the Distribution Agents pursuant to this Agreement, a pricing supplement with respect to the Bank Notes in a form previously approved by the Distribution Agents.

     (g)  Blue Sky Qualifications. The Bank will endeavor, in cooperation with the Distribution Agents, to qualify the Bank Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Distribution Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bank Notes; provided, however, that the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Bank will file such statements and reports as may be required by the laws of each jurisdiction in which the Bank Notes have been qualified as above provided. The Bank will promptly advise the Distribution Agents of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Bank Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (h)  Stand-Off Agreement. In connection with a purchase by a Distribution Agent of Bank Notes as principal, between the date of the agreement to purchase such Bank Notes and the Settlement Date with respect to such purchase, the Bank will not, without the prior consent of the Distribution Agent who is party to such agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Bank (other than the Bank Notes that are to be sold pursuant to such agreement and deposit and other bank obligations issued and sold directly by the Bank in the ordinary course of its business).

     (i)  No Deposit-Taking. In respect of any Bank Notes having a maturity of less than one year, the Bank will issue such Bank Notes only if the following conditions apply (or the Bank Notes can otherwise be issued without contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)):

          (i)     Selling Restrictions. Each relevant Distribution Agent represents and agrees that it will comply with the terms set out in the section headed “United Kingdom” in Exhibit G (Selling Restrictions); and

          (ii)      Minimum Denomination. The redemption value of each such Bank Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Bank Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

SECTION 5. Payment of Expenses.

     Whether or not the transactions contemplated hereunder are consummated or this Agreement or any agreement by a Distribution Agent to purchase Bank Notes as principal is terminated, the Bank will pay all expenses incident to the performance of the Bank’s obligations under this Agreement including, without limitation; (a) the preparation, printing and delivery of

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the Offering Circular and all amendments and supplements thereto; (b) the preparation and reproduction of this Agreement; (c) the preparation, issuance and delivery of the Bank Notes, including fees and expenses related to the use of book-entry notes; (d) the fees and disbursements of the Bank’s counsel and accountants, of the Paying Agents, London Issuing Agent, Registrar, Transfer Agent and Listing Agent and of any calculation agents or exchange rate agents; (e) the reasonable fees and disbursements of counsel to the Distribution Agents incurred in connection with the establishment of the program relating to the Bank Notes and incurred from time to time in connection with the transactions contemplated thereby; (f) any fees charged by rating agencies for rating of the Bank Notes; (g) any advertising and other out-of-pocket expenses of the Distribution Agents incurred with the approval of the Bank; (h) the qualification of the Bank Notes under state securities laws in accordance with the provisions of Section 4(g) hereof, including the filing fees and the reasonable fees and disbursements of counsel for the Distribution Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (i) the cost of preparing and providing any CUSIP or other identification numbers for the Bank Notes and (j) all fees payable to any exchange in connection with listing the Bank Notes on such exchange.

SECTION 6. Conditions of Distribution Agents’ Obligations.

     The obligations of the Distribution Agents to solicit offers to purchase the Bank Notes as agents of the Bank, the obligations of any purchasers of Bank Notes sold through a Distribution Agent as agent, and any obligation of a Distribution Agent to purchase Bank Notes pursuant to any agreement by such Distribution Agent to purchase Bank Notes as principal (or otherwise), will be subject at all times to the accuracy in all material respects of the representations and warranties on the part of the Bank herein and to the accuracy in all material respects of the statements of the Bank’s and the Parent’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance in all material respects by the Bank of all covenants and agreements herein contained and to the following additional conditions precedent:

     (a)  Legal Opinions. On the date hereof, and, if required pursuant to Section 8(c) hereof, on each Settlement Date, the Distribution Agents shall have received the following legal opinions, dated as of the date hereof or the Settlement Date, as the case may be, and in form and substance satisfactory to the Distribution Agents:

          (i)     Opinions of Counsel to the Bank and the Parent.

(A) The opinion of John G. Finneran Jr., General Counsel to the Bank and the Parent or such other person as may be agreed by the parties, substantially in the form of Exhibit C1.

(B) The opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Bank and the Parent or such other counsel as may be agreed by the parties hereto, substantially in the form of Exhibit C2.

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          (ii)     Opinion of Counsel to the Distribution Agents. The opinion of Morrison & Foerster LLP, counsel to the Distribution Agents, or such other counsel as may be agreed by the parties hereto, covering such matters as they may request.

     (b)  Officers’ Certificates. On the date hereof, and, if required pursuant to Section 8(b) hereof, on each Settlement Date, the Distribution Agents shall have received a certificate of (i) the Chief Executive Officer, the President, or any Executive Vice President, Senior Vice President or Vice President, and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Bank satisfactory to the Distribution Agents, substantially in the form of Exhibit  D hereto and (ii) the Chief Executive Officer, the President, or any Executive Vice President, Senior Vice President or Vice President, and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Parent satisfactory to the Distribution Agents, substantially in the form of Exhibit E hereto, each dated the date hereof or the Settlement Date, as the case may be.

     (c)  Representations Certificate. On the date hereof, the Distribution Agents shall have received a certificate of the President, Senior Vice President or Vice President, and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Parent, substantially in the form of Exhibit F hereto.

     (d)  Accountants’ Letter. On the date hereof, and, if required pursuant to Section 8(d) hereof, on each Settlement Date, the Distribution Agents shall have received a letter from Ernst & Young LLP, independent accountants to the Bank and the Parent, dated as of the date hereof or the Settlement Date, as the case may be, and in form and substance satisfactory to the Distribution Agents.

     (e)  Other Documents. On the date hereof and on each Settlement Date, counsel to the Distribution Agents shall have been furnished with such documents and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of the Bank Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Bank in connection with the issuance and sale of Bank Notes as herein contemplated shall be satisfactory in form and substance to the Distribution Agents and to counsel to the Distribution Agents.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Distribution Agent, any applicable agreement by such Distribution Agent to purchase Bank Notes as principal) may be terminated by the Distribution Agents by written notice to the Bank at any time at or prior to the Closing Time and any such termination shall be without liability of any party to any other party, except that the provisions of Section 5 hereof, the indemnity and contribution agreement set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

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SECTION 7. Delivery of and Payment for Bank Notes Sold through a Distribution Agent.

     Delivery of Bank Notes sold through a Distribution Agent as agent shall be made by the Bank to such Distribution Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Bank Note on the date fixed for settlement, the Distribution Agent shall promptly notify the Bank and deliver the Bank Note to the Bank, and, if the Distribution Agent has theretofore paid the Bank for the Bank Note, the Bank will promptly return such funds to the Distribution Agent. If such failure shall have occurred for any reason other than default by the applicable Distribution Agent to perform its obligations hereunder, the Bank will reimburse such Distribution Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Bank.

SECTION 8. Additional Covenants of the Bank.

     The Bank covenants and agrees with each Distribution Agent that:

     (a)  Reaffirmation of Representations and Warranties. Each acceptance by the Bank of an offer for the purchase of Bank Notes (whether to a Distribution Agent as principal or through the Distribution Agent as agent), and each delivery of Bank Notes to the Distribution Agents, shall be deemed to be an affirmation that the representations and warranties of the Bank contained in this Agreement and in any certificate theretofore delivered to the Distribution Agents pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or to the applicable Distribution Agent, of the Bank Note or Bank Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Offering Circular as amended and supplemented to each such time, including any amendment resulting from the incorporation by reference of documents filed by the Bank or the Parent).

     (b)  Subsequent Delivery of Certificates. Each time that (i) the Offering Circular shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or other variable terms of Bank Notes), (ii) there is filed with the Commission or any bank regulatory agency any document incorporated by reference into the Offering Circular, but in no event more than once a quarter upon the filing of the Parent’s Form 10-Q unless requested by the Distribution Agents, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such Distribution Agent as principal or (iv) the Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents certificates from the Bank and the Parent dated the date of such amendment or supplement, the date of such filing, or the Settlement Date, as the case may be, to the effect that the statements contained in the certificates which were last furnished to the Distribution Agents by the Bank and the Parent pursuant to Section 6(b) hereof are true and correct in all material respects at the time of such amendment, supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be

14

deemed to relate to the Offering Circular as amended and supplemented to such time, including any amendment resulting from incorporation by reference of documents filed by the Bank and the Parent) or, in lieu of such certificates, certificates of the same form as the certificates referred to in said Section 6(b), modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such certificates.

     (c)  Subsequent Delivery of Legal Opinions. Each time that (i) the Offering Circular shall be amended or supplemented with respect to the Bank Notes (other than by an amendment or supplement (x) providing solely for a change in interest rates or other variable terms of the Bank Notes or similar changes, or (y) setting forth financial statements or other information as of and for a fiscal period (unless, in the reasonable judgment of the Distribution Agents, an opinion of counsel should be furnished in light of such an amendment)), (ii) there is filed with the Commission or any bank regulatory agency any document incorporated by reference into the Offering Circular, but in no event more than once a quarter upon the filing of the Parent’s Form 10-Q unless requested by the Distribution Agents, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such agent as principal or (iv) die Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents and the Distribution Agents’ counsel a letter from each counsel last furnishing an opinion referred to in Section 6(a)(i) hereof (or such other counsel as may be acceptable to the Distribution Agents) to the effect that the Distribution Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter authorizing reliance) or in lieu of such letter, each such counsel (or such other counsel as may be acceptable to the Distribution Agents) may deliver a letter in the same form as its letter referred to in Section 6(a)(i) but modified, as necessary to relate to the Offering Circular as amended and supplemented to the tune of delivery of such letter. With respect to this Section 8(c), the opinion referred to in Section 6(a)(ii) will also be furnished in the same manner contemplated above but only pursuant to Section 8(c)(iii) above.

     (d)  Subsequent Delivery of Accountants’ Letters. Each time that (i) the Offering Circular shall be amended or supplemented with respect to the Bank Notes (other than by an amendment or supplement providing solely for a change in interest rates or other variable terms of the Bank Notes), (ii) if requested by the Distribution Agents, but in any event at least once annually at the filing of the Parent’s Form 10-K, there is filed with the Commission any document incorporated by reference into the Offering Circular, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such agent as principal or (iv) (if required by a Distribution Agent) the Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents and the Distribution Agents’ counsel a letter from Ernst & Young LLP reaffirming the statements made in its letter delivered pursuant to Section 6(d), or in lieu of such letter, Ernst & Young LLP may deliver a letter in the same form as its letter referred to in Section 6(d) but modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter.

15

     (e)  Listing. In connection with any application to list Bank Notes on the Luxembourg Stock Exchange or any other stock exchange, the Bank will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing(s) and maintain such listing(s) until none of such Bank Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such Bank Notes has been duly provided for, whichever is earlier; provided, however, that if the Bank can no longer reasonably maintain such listing(s), it will use its best efforts to obtain and maintain the quotation for, or listing of, the Bank Notes on such other stock exchanges, competent listing authorities and/or quotation systems as the Bank may decide with the approval of the Distribution Agents.

SECTION 9. Indemnification.

     (a)  Indemnification of Distribution Agents. The Bank agrees to indemnify and hold harmless each Distribution Agent, each person who controls any Distribution Agent and each affiliate of any Distribution Agent which assists such Distribution Agent in the distribution of the Bank Notes within the meaning of the 1933 Act or of the 1934 Act against any and all losses, claims, damages, expenses or liabilities, to which they or any of them may become subject under the 1933 Act or the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, as incurred, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (including for purposes of this Section 9 all amendments and supplements thereto and any of the documents incorporated by reference therein), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by or on behalf of any Distribution Agent specifically for use in the Offering Circular.

     (b)  Indemnification of the Bank. Each Distribution Agent severally agrees to indemnify and hold harmless the Bank and each person who controls the Bank within the meaning of the 1933 Act or of the 1934 Act to the same extent as the foregoing indemnity from the Bank to each Distribution Agent, but only with reference to written information furnished to the Bank by or on behalf of such Distribution Agent specifically for use in the Offering Circular. This indemnity agreement will be in addition to any liability which any Distribution Agent may otherwise have.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the

16

Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Distribution Agents, each affiliate of any Distribution Agent which assists such Distribution Agent in the distribution of the Bank Notes and such control persons of the Distribution Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party, by the Distribution Agents that are Indemnified Parties and any such separate firm for the Bank, its directors, its officers and such control persons of the Bank or authorized representatives shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

SECTION 10. Contribution.

     If the indemnification provided for in paragraphs (a) or (b) of Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Bank Notes, but is applicable in accordance with its terms, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion

17

as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Distribution Agent on the other from the offering of the Bank Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and each Distribution Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and each Distribution Agent on the other in connection with the offering of such Bank Notes shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Bank Notes (before deducting expenses) received by the Bank and the total discounts and commissions received by each Distribution Agent in respect thereof bear to the aggregate offering price of such Bank Notes. The relative fault of the Bank on the one hand and of each Distribution Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by such Distribution Agent and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or the omission or alleged omission.

     The Bank and each Distribution Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if all Distribution Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in Sections 9 and 10 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 9 and 10, in no event shall a Distribution Agent be required to contribute any amount in excess of the amount by which the total price at which the Bank Notes referred to in Section 10 that were sold by or through such Distribution Agent exceeds the amount of any damages that such Distribution Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent” misrepresentation. The obligation of each Distribution Agent to contribute pursuant to this Section 10 is several (in the proportion that the principal amount of the Bank Notes the sale of which by or through such Distribution Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Bank Notes the sale of which by or through any Distribution Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

SECTION 11. Representations. Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Bank pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Distribution Agents or any

18

controlling person of a Distribution Agent, or by or on behalf of the Bank, and shall survive each delivery of and payment for any of the Bank Notes.

SECTION 12. Termination.

     (a)  Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Distribution Agent to purchase Bank Notes as principal) may be terminated for any reason, at any time by either the Bank or any of the Distribution Agents as to itself, immediately upon the giving of 30 days written notice of such termination to the other party hereto in accordance with the provisions of Section 13 hereof.

     (b)  Termination of an Agreement to Purchase Bank Notes as Principal. A Distribution Agent may terminate an agreement hereunder by such Distribution Agent to purchase Bank Notes as principal, immediately upon written notice to the Bank, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Offering Circular, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, or of the Parent and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in financial markets or any outbreak or escalation of hostilities or other national or international calamity or crisis either within or outside the United States the effect of which, in the judgment of such Distribution Agent, is material and adverse and makes it impracticable or inadvisable to market the Bank Notes or enforce contracts for the sale of the Bank Notes, or (iii) there shall have occurred a change in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by such Distribution Agent of the Bank Notes, or (iv) if trading in any securities issued or guaranteed by the Bank or the Parent shall have been suspended by the Commission or any securities exchange or in any over- the-counter market, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or the Chicago Board of Trade shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal, New York State or the Commonwealth of Virginia authorities, as the case may be, or there shall have occurred a material disruption in commercial banking or securities clearance settlement services in the United States or (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Bank or the Parent as of the date of any agreement by a Distribution Agent to purchase the Bank Notes as principal shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed under surveillance or review, other than with positive implications, its rating of any debt securities or deposits of the Bank or the Parent, or (vi) if there shall have come to such Distribution Agent’s attention any facts that would cause such Distribution Agent to believe that the Offering Circular or any amendments thereto or supplements thereof, at the time it was required to be delivered to a purchaser of Bank Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

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     (c)  General.

     In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) the Distribution Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the tune of termination (a) a Distribution Agent shall own any Bank Notes purchased with the intention of reselling them or (b) an offer to purchase any of the Bank Notes has been accepted by the Bank but the time of delivery to the purchaser or his agent of the Bank Note or Bank Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until such Bank Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Section 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Bank:

Capital One Bank 1680 Capital One Drive McLean, Virginia 22102 Attention: Treasurer Facsimile Number: (703)875-1099

     If to the Parent:

Capital One Financial Corporation 1680 Capital One Drive McLean, Virginia 22102 Attention: Senior Vice President, Corporate Financial Management Facsimile Number: (703)205-1088

     If to J.P. Morgan Securities Inc.:

J.P. Morgan Securities Inc. 270 Park Avenue, 7th Floor New York, New York 10017 Attention: Transaction Execution Group Facsimile Number: (212) 834-6702

     If to any other Distribution Agent, at the address specified in Schedule 1 hereto,

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or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Distribution Agents, the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bank Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed in such state without regard to its conflicts of laws principles. Any suit, action or proceeding brought by the Bank or the Parent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 16. Counterparts.

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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     If the foregoing is in accordance with the your understanding of our agreement, please sign and return to the Bank a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each of the Distribution Agents and the Bank in accordance with its terms.

Very truly yours,

CAPITAL ONE BANK

By:	/s/ STEPHEN LINEHAN

Name: Stephen Linehan
Title: Treasurer and Vice President, Corporate Treasury

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/ MARIA SRAMEK

Name: Maria Sramek
Title: Vice President

J.P. MORGAN SECURITIES LTD.

By:	/s/ ROBIN PITTS

Name: Robin Pitts
Title: Vice President

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BANC OF AMERICA SECURITIES LLC

By:	/s/ ILEANA I. CHU

Name: Ileana Chu
Title: Principal — US Debt Capital Markets

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ FELICITY BUCHAN

Name: Felicity Buchan
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ ERIC JAEGER

Name: Eric Jaeger
Title: Managing Director

BARCLAYS BANK PLC

By:	/s/ ISABELLE BEVERLEY

Name: Isabelle Beverley
Title: Associate Director

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ JULIE KEOGH

Name: Julie Keogh
Title: Authorized Signatory

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:	/s/ LISA McLEE

Name: Lisa McLee
Title: Duly Appointed Attorney

23

DEUTSCHE BANK SECURITIES INC.		DEUTSCHE BANK SECURITIES INC.

By:	/s/ ERIC MAUFF	By:	/s/ ERIC DOBI

	Name: Eric Mauff		Name: Eric Dobi
	Title: Managing Director		Title: Vice President

DEUTSCHE BANK AG LONDON		DEUTSCHE BANK AG LONDON

By:	/s/	By:	/s/

	Name:		Name:
	Title:		Title:

LEHMAN BROTHERS INC.

By:	/s/ ERIN CALLAN

Name: Erin Callan
Title: Managing Director

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:	/s/ SARAH McMORROW

Name: Sarah McMorrow
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/

Name:
Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:	/s/ JAMES WALTER

Name: James Walter
Title: Vice President

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CITIGROUP GLOBAL MARKETS INC.

By:	/s/ MARTHA BALLEY

Name: Martha Balley
Title: Senior Vice President

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ MARTHA BALLEY

Name: Martha Balley
Title: Senior Vice President

WACHOVIA SECURITIES, INC.

By:	/s/ KEITH MAUNEY

Name: Keith Mauney
Title: Managing Director

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SCHEDULE 1

J.P. MORGAN SECURITIES INC.	Address for notices:
270 Park Avenue	270 Park Avenue, 7th Floor
New York, New York 10017	New York, New York 10017
Attention: Transaction Execution Group
Telephone: (212) 834-5710
Facsimile: (212) 834-6702

J.P. MORGAN SECURITIES LTD.	Address for notices:
125 London Wall	125 London Wall
London EC2Y 5AJ	London, EC2Y 5AJ
United Kingdom	United Kingdom
Attention: Euro-Medium Term Note Desk
Telephone: 011-44-207-779-3469
Facsimile: 011-44-207-777-9153

BANC OF AMERICA SECURITIES LLC	Address for notices:
100 North Tyron Street, 7th Floor	100 North Tyron Street, 7th Floor
Charlotte, North Carolina 28255	Charlotte, North Carolina 28255
Attention: MTN Desk
Telephone: (704) 386-6616
Facsimile: (704) 388-9939

BANC OF AMERICA SECURITIES	Address for notices:
LIMITED	1 Alie Street
1 Alie Street	London E1 8DE
London E1 8DE	United Kingdom
United Kingdom	Attention: EMTN Desk
Telephone: 011-44-207-634-4903
Facsimile: 011-44-207-634-4937

BARCLAYS CAPITAL INC.	Address for notices:
200 Park Avenue	200 Park Avenue
New York, New York 10166	New York, New York 10166
Attention: MTN Trading
Telephone: (212) 412-6980
Facsimile: (212) 412-7305

BARCLAYS BANK PLC	Address for notices:
5 The North Colonnade	5 The North Colonnade
Canary Wharf	Canary Wharf
London E14 4BB	London E14 4BB
United Kingdom	United Kingdom
Attention: MTN Dealers
Telephone: 011-44-207-773-9090
Facsimile: 011-44-207-773-4876
Telex: 94020039 BAR G

CREDIT SUISSE FIRST BOSTON LLC	Address for notices:
11 Madison Avenue	11 Madison Avenue
New York, New York 10010	New York, New York 10010
Attention: Short & Medium Term Finance
Telephone: (212) 325-7198
Facsimile: (212) 743-5825

CREDIT SUISSE FIRST BOSTON	Address for notices:
(EUROPE) LIMITED	One Cabot Square
One Cabot Square	London E14 4QJ
London E14 4QJ	United Kingdom
United Kingdom	Attention: MTN Trading Desk
Telephone: 011-44-207-888-4021
Facsimile: 011-44-207-905-6128

DEUTSCHE BANK SECURITIES INC.	Address for notices:
Debt Capital Markets, 3rd Floor	Debt Capital Markets, 3rd Floor
60 Wall Street	60 Wall Street
New York, New York 10005	New York, New York 10005
Attention: Mary Myers
Telephone: (212) 250-6859
Facsimile: (212) 797-2203

DEUTSCHE BANK AG LONDON	Address for notices:
Winchester House	Winchester House
1 Great Winchester Street	1 Great Winchester Street
London EC2N 4DB	London EC2N 2DB
United Kingdom	United Kingdom
Attention: MTN Desk
Telephone: 011-44-207-545-2761
Facsimile: 011-44-207-541-2761

LEHMAN BROTHERS INC.	Address for notices:
745 Seventh Avenue	745 Seventh Avenue
New York, New York 10019	New York, New York 10019
Attention: Fixed Income Syndicate/Medium
Term Note Desk
Telephone: (212) 526-9664
Facsimile: (212) 526-0943

LEHMAN BROTHERS INTERNATIONAL	Address for notices:
(EUROPE)	One Broadgate
One Broadgate	London EC2M 7HA
London EC2M 7HA	United Kingdom
United Kingdom	Attention: Euro Medium Term Note Desk
Telephone: 011-44-20-7256-8256
Facsimile: 011-44-20-7260-2778

MORGAN STANLEY & CO.	Address for notices:
INCORPORATED	1585 Broadway, 2nd Floor
1585 Broadway, 2nd Floor	New York, New York 10035
New York, New York 10035	Attn: Manager-Continuously Offered Products
Telephone: (212) 761-4000
Facsimile: (212) 761-0780

with a copy to:

Att: Peter Cooper
Investment Banking Information Center
29th Floor
Telephone: (212) 761-8385
Facsimile: (212) 761-0164

MORGAN STANLEY & CO.	Address for notices:
INTERNATIONAL LIMITED	25 Cabot Square
25 Cabot Square	Canary Wharf
Canary Wharf	London E14 4QA
London E14 4QA	United Kingdom
United Kingdom	Attn: Debt Capital Markets-Head of
Transaction Management Group
Telephone: 011-44-20-7677-7799
Facsimile: 011-44-20-7677-7999

with a copy to:

Attn: Peter Cooper
Investment Banking Information Center
1585 Broadway, 29th Floor
New York, New York 10035

Telephone: (212) 761-8385
Facsimile: (212) 761-0164

CITIGROUP GLOBAL MARKETS INC.	Address for notices:
388 Greenwich Street, 35th Floor	390 Greenwich Street, 4th Floor
New York, New York 10013	New York, New York 10013
Attention: Peter Ahern
Telephone: (212) 723-6104
Facsimile: (212) 723-8670

CITIGROUP GLOBAL MARKETS LIMITED	Address for notices:
Citigroup Centre	Citigroup Centre
Canada Square	Canada Square
Canary Wharf	Canary Wharf
London E14 5LB	London E14 5LB
United Kingdom	United Kingdom
Attention: MTN Desk
Telephone: 020-7986-9050
Facsimile: 020-7986-1929

WACHOVIA SECURITIES, INC.	Address for notices:
One Wachovia Center, TW-8	One Wachovia Center, TW-8
301 South College Street	301 South College Street
Charlotte, NC 28288	Charlotte, NC 28288
Attention: James Bowers
Telephone: (704) 383-7460
Facsimile: (704) 383-9165

EXHIBIT A

FORM OF PRICING SUPPLEMENT

[INSERT FORM OF PRICING SUPPLEMENT]

A-1

EXHIBIT B

     As compensation for the services of the Distribution Agents hereunder, the Bank shall pay the applicable Distribution Agent, on a discount basis, a commission for the sale of each Bank Note equal to the principal amount of the Bank Note multiplied by the appropriate percentage set forth below, as agreed upon by the applicable Distribution Agent and the Bank:

Global Bank Notes Commission Schedule

PERCENT OF PRINCIPAL
MATURITY RANGES	AMOUNT

7 days to less than 9 months	.050%
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 10 years	.600%
From 10 years to less than 15 years	.625%
Greater than and including 15 years	[to be negotiated at
the time of sale]

B-1

[FORM OF OPINIONS OF COUNSEL TO THE BANK AND THE PARENT]

EXHIBITS C1 and C2

[TO COME]

C-1

EXHIBIT D

CAPITAL ONE BANK

OFFICERS’ CERTIFICATE

     We, David R. Lawson, the Chief Financial Officer, Capital One Financial Corporation, and Stephen Linehan, Treasurer and Vice President, Corporate Treasury, respectively, of Capital One Bank, a banking corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Virginia (the “Bank”), pursuant to Section 6(b)(i) of the Amended and Restated Distribution Agreement, dated May 8, 2003 (the “Distribution Agreement”), among each of the Bank, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Banc of America Securities LLC, Banc of America Securities Limited, Barclays Capital Inc., Barclays Bank PLC, Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG London, Lehman Brothers Inc., Lehman Brothers International (Europe), Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Citigroup Global Markets Inc., Citigroup Global Markets Limited, and Wachovia Securities, Inc. hereby certify that:

     (i)      Since December 31, 2003, there has been no material adverse change in the condition, financial or otherwise, of the Bank and its subsidiaries considered as one enterprise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular, dated May 8, 2003 (including the material incorporated by reference therein), as amended or supplemented to the date hereof, relating to the Bank Notes;

     (ii)      The other representations and warranties of the Bank contained in Section 2 of the Distribution Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof; and

     (iii)    The Bank has performed or complied with the Distribution Agreement and with all agreements and documentation executed in connection therewith and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the date hereof.

D-1

     IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Bank this 8th day of May, 2003.

By:

	Name:	David R. Lawson
	Title:	Chief Financial Officer, Capital One
Financial Corporation

[SEAL]

By:

	Name:	Stephen Linehan
	Title:	Treasurer and Vice President, Corporate
Treasury

D-2

EXHIBIT E

CAPITAL ONE FINANCIAL CORPORATION

OFFICERS’ CERTIFICATE

     We, David R. Lawson, the Chief Financial Officer and Stephen Linehan, Treasurer and Vice President, Corporate Treasury, respectively, of Capital One Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Parent”), pursuant to Section 6(b)(ii) of the Amended and Restated Distribution Agreement, dated May 8, 2003, (the “Distribution Agreement”), among each of Capital One Bank (the “Bank”), J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Banc of America Securities LLC, Banc of America Securities Limited, Barclays Capital Inc., Barclays Bank PLC, Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG London, Lehman Brothers, Inc., Lehman Brothers International (Europe), Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Citigroup Global Markets Inc., Citigroup Global Markets Limited, and Wachovia Securities, Inc. (collectively, the “Distribution Agents”) hereby certify that:

     1.     Since December 31, 2003, there has been no material adverse change in the condition, financial or otherwise, of the Parent and its subsidiaries or the Bank and its subsidiaries, as the case may be, considered as one enterprise, or in the business affairs, earnings or business prospects of the Parent and its subsidiaries or the Bank and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular, dated May 8, 2003, as amended or supplemented to the date hereof, relating to the Bank Notes;

     2.     The representations and warranties of the Parent contained in the Representation Certificate dated May 8, 2003, furnished by the Parent to the Distribution Agents pursuant to Section 6(c) of the Distribution Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof; and

E-1

     3.     The Parent has performed or complied in all material respects with the Distribution Agreement and with all agreements and documentation executed in connection therewith and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the date hereof.

     IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Parent the 8th day of May, 2003.

By:

Name: David R. Lawson
Title: Chief Financial Officer

[SEAL]

By:

Name: Stephen Linehan
Title: Treasurer and Vice President, Corporate
Treasury

E-2

EXHIBIT F

REPRESENTATIONS CERTIFICATE OF CAPITAL ONE FINANCIAL CORPORATION

     To induce J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Banc of America Securities LLC, Banc of America Securities Limited, Barclays Capital Inc., Barclays Bank PLC, Credit Suisse First Boston LLC, Credit Suisse First Boston (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG London, Lehman Brothers, Inc., Lehman Brothers International (Europe), Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Citigroup Global Markets Inc., Citigroup Global Markets Limited, and Wachovia Securities, Inc. (each referred to as a “Distribution Agent” and collectively referred to as the “Distribution Agents”) to enter into the Amended and Restated Distribution Agreement of even date herewith (the “Distribution Agreement”) among each of Capital One Bank (the “Bank”), and the Distribution Agents and to induce JPMorgan Chase Bank, JPMorgan Chase Bank, London Branch, J.P. Morgan Bank Luxembourg S.A. and Kredietbank S.A. Luxembourgeoise to enter into the Amended and Restated Global Agency Agreement (the “Global Agency Agreement”) among the Bank and JPMorgan Chase Bank, as domestic paying agent (the “Domestic Paying Agent”) and registrar (the “Registrar”), JPMorgan Chase Bank, London Branch, as London paying agent (the “London Paying Agent”) and London issuing agent (the “London Issuing Agent”), J.P. Morgan Bank Luxembourg S.A., as Luxembourg paying agent and transfer agent (the “Luxembourg Agent” and together with the Domestic Paying Agent and the London Paying Agent, the “Paying Agents” and each individually, a “Paying Agent”) and Kredietbank S.A. Luxembourgeoise, as Luxembourg listing agent (the “Luxembourg Listing Agent”) with respect to the issue and sale by the Bank of its Bank Notes (the “Bank Notes”), the undersigned, David R. Lawson, the Chief Executive Officer, and Stephen Linehan, Treasurer and Vice President, Corporate Treasury of Capital One Financial Corporation (the “Parent”), hereby represent and warrant on behalf of the Parent to each Distribution Agent and to JPMorgan Chase Bank, as of the date hereof, as of each time that there is filed with the Securities and Exchange Commission (the “Commission”) any document relating to the Parent incorporated by reference in the Offering Circular, as of the date of each acceptance by the Bank of an offer for the purchase of Bank Notes (whether by a Distribution Agent as principal or through such Distribution Agent as agent), as of each applicable Settlement Date and as of each applicable Representation Date, as follows:

(i) Authorization to Incorporate by Reference. The Parent has authorized the Bank to incorporate by reference in the Offering Circular its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and each other document filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) filed by the Parent with the Commission pursuant to the 1934 Act and the rules and regulations thereunder (and any and all amendments thereto) (except that information in such documents deemed not to have been filed in accordance with the rules of the Securities Exchange Commission shall not be incorporated by reference) (the “Incorporated Documents”).

(ii) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder or the rules and regulations otherwise applicable thereto, as the case may be, and, when read together with the other information in the Offering Circular, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii) Due Organization, Valid Existence and Good Standing. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Parent and its subsidiaries taken as a whole.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular, there has not been any material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries, considered as one enterprise, or the Parent and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular.

     In addition, to induce the Distribution Agents to enter into the Distribution Agreement, the Parent agrees to indemnify and hold harmless each Distribution Agent and each person, if any, who controls each Distribution Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the 1934 Act (each, a “Controlling Person”) to the same extent and upon the same terms that the Bank agrees to indemnify and hold harmless each Distribution Agent and each such Controlling Person in Section 9(a) of the Distribution Agreement and to contribute to the payment of any losses, liabilities, claims, damages or expenses incurred by each Distribution Agent or each such Controlling Person to the same extent and upon the same terms that the Bank agrees to contribute in Section 10 of the Distribution Agreement.

     All representations and warranties contained in this certificate shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Distribution Agents or any Controlling Person of the Distribution Agents, or by or on behalf of the Parent and shall survive each delivery of and payment for any of the Bank Notes.

     All terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Distribution Agreement.

IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Parent this 8th day of May, 2003.

CAPITAL ONE FINANCIAL
CORPORATION

By:

	Name:	David R. Lawson
	Title:	Chief Financial Officer
By:

	Name:	Stephen Linehan
	Title:	Treasurer and Vice President, Corporate Treasury

ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

J.P. MORGAN SECURITIES LTD.

By:

Name:
Title:

BANC OF AMERICA SECURITIES LLC

By:

Name:
Title:

BANC OF AMERICA SECURITIES LIMITED

By:

Name:
Title:

BARCLAYS CAPITAL INC.

By:

Name:
Title:

BARCLAYS BANK PLC

By:

Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC

By:

Name:
Title:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.		DEUTSCHE BANK SECURITIES INC.

By:		By:
	Name:		Name:
	Title:		Title:

DEUTSCHE BANK AG LONDON		DEUTSCHE BANK AG LONDON

By:		By:
	Name:		Name:
	Title:		Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

WACHOVIA SECURITIES, INC.

By:
Name:
Title:

EXHIBIT G

SELLING RESTRICTIONS

Each Distribution Agent and the Bank will, in connection with the offering of the Bank Notes on behalf of the Bank, comply with the restrictions on the offering of Bank Notes and distribution of documents relating thereto set forth below and/or such other restrictions agreed to by the Bank and such Distribution Agent. Capitalized terms used below but not defined herein have the meanings ascribed to them in the Offering Circular.

Sales Restrictions

     General

     No action has been taken by the Bank or any of the Distribution Agents which would permit a public offering of its (i) senior unsecured debt obligations not insured by the Federal Deposit Insurance Corporation (the “FDIC”) (the “Senior Notes”) and (ii) subordinated unsecured debt obligations not insured by the FDIC (the “Subordinated Notes”) and together with the Senior Notes, the “Bank Notes”) or distribution of the Offering Circular, including any supplements thereto, or any other offering material in any jurisdiction, other than the United States, where action for that purpose is required. Accordingly, the Bank Notes may not be offered or sold, directly or indirectly, and neither the Offering Circular nor any advertisement or other offering material may be distributed or published in any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession the Offering Circular or any Bank Notes come must inform themselves about, and observe, any such restrictions and must obtain any consent, approval or permission required by such person for the purchase, offer or sale by such person of Bank Notes under the laws and regulations in force in any jurisdiction to which such person is subject or in which such person makes such purchases, offers or sales. Neither the Bank nor any of the Distribution Agents represents that the Offering Circular may be lawfully distributed, or that the Bank Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption therefrom, or assumes any responsibility for facilitating any such distribution or offering. In particular, there are further restrictions on the distribution of the Offering Circular and the offer or sale of the Bank Notes in the United Kingdom, Japan, the Netherlands, Germany and Switzerland. See the Offering Circular section entitled “Plan of Distribution — Sales Restrictions”.

     With regard to each Bank Note, the relevant purchaser will be required to comply with such restrictions as the Bank and the relevant purchaser shall agree and as shall be set out in the applicable Pricing Supplement. The following selling restrictions may be modified by the Bank and the relevant Distribution Agents following a change in the relevant law, regulation or directive. Any such modification will be set out in the applicable Pricing Supplement.

United States Law

     The Bank Notes have not been, and are not required to be, registered with the Commission under the Securities Act. The Bank Notes are exempt from registration with the Commission pursuant to an exemption contained in Section 3(a)(2) of the Securities Act.

     Bearer Notes are subject to United States tax law requirements and may not be offered, sold, resold or delivered, directly or indirectly, within the United States or its possessions or to a U.S. person, except in certain transactions permitted by United States tax regulations. Any underwriters, Distribution Agents and dealers participating in the offering of Bearer Notes, directly or indirectly, will be required to agree that they will not, in connection with the original issuance of any Bearer Notes or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any Bearer Notes in the United States or its possessions or to United States persons (other than as permitted by the applicable United States tax regulations). In addition, any such underwriters, Distribution Agents and dealers will be required to have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Bearer Notes are aware of the above restrictions on the offering, sale, resale or delivery of Bearer Notes. Terms used in this paragraph have the meaning given to them by the Internal Revenue Code of 1986, as amended (the “Code”).

     In addition, in connection with issuances of Bearer Notes:

(1)	except to the extent permitted under United States Treasury Regulation § 1.163-5(c)(2)(i)(D) (the “D Rules”), (a) each Distribution Agent agrees that it has not offered or sold, and during the restricted period under Regulation S under the 1933 Act or other applicable restricted period (the “Restricted Period”) will not offer or sell, Bearer Notes to a person who is within the United States or its possessions or to a United States person, and (b) it has not delivered and will not deliver within the United States or its possessions definitive Bearer Notes that are sold during the restricted period;

(2)	each Distribution Agent represents and agrees that it has and throughout the Restricted Period will have in effect procedures reasonably designed to ensure that its employees or Distribution Agents who are directly engaged in selling Bearer Notes are aware that Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(3)	if it is a United States person, each such Distribution Agent represents that it is acquiring the Bearer Notes for purposes of resale in connection with their original issuance and if it retains Bearer Notes for its own account, it will only do so in accordance with the requirements of Section 1.163-5(c)(2)(i)(D)(6) of the D Rules; and

(4)	With respect to each affiliate that acquires from it Bearer Notes for the purpose of offering or selling Bearer Notes during the Restricted Period,

each such Distribution Agent either (a) repeats and confirms the representations and agreements contained in clauses (1), (2) and (3) above on its behalf, or (b) agrees that it will obtain from such affiliate for the Bank’s benefit the representations and agreements contained in clauses (1), (2) and (3) above.

     Terms used in the foregoing paragraph have the meanings given to them by the Code and the United States Treasury Regulations thereunder, including the D Rules.

United Kingdom

     Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

     (i)  in relation to Bank Notes having a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the issue date of such Bank Notes, will not offer or sell any such Bank Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     (ii)  in relation to any Bank Notes having a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Bank Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of Bank Notes would otherwise constitute a contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) by the Bank;

     (iii)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bank Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Bank; and

     (iv)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bank Notes in, from or otherwise involving the United Kingdom.

Japan

     Unless otherwise specified in the applicable pricing supplement, the Bank Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan (the

“Securities and Exchange Law”) and each Distribution Agent represents and agrees that it will not offer or sell any of the Bank Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to any resident of Japan except in compliance with the Securities and Exchange Law and any other applicable laws and regulations of Japan.

The Netherlands

     Each Distribution Agent represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any of the Bank Notes with a denomination of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exemptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 (wet toezicht effectenwerkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

Germany

     Each Distribution Agent confirms that it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published with respect to the Bank Notes and that it will comply with the Securities Selling Prospectus Act (the “German Act”) of Germany (Wertpapier Verkaufsprospektgesetz). In particular, each Distribution Agent undertakes not to engage in a public offering (öffentliches Angebot) within the meaning of the German Act or other selling activities in Germany with respect to the Bank Notes otherwise than in accordance with the German Act and any other act replacing or supplementing the German Act and all other applicable laws and regulations.

Switzerland

     Each Distribution Agent has agreed, and each further Distribution Agent appointed under the Program will be required to agree, that any issue of Bank Notes denominated in Swiss Francs or carrying a Swiss Franc-related element will be effected in compliance with the guidelines of the Swiss National Bank regarding issues of Swiss Franc denominated debt securities.

EXHIBIT H

FORM OF SYNDICATED TERMS AGREEMENT

[Date]

To:	The Agents Listed on Annex 1 Hereto

c/o

(the “Lead Agent”)

Re:	Capital One Bank (the “Issuer”)
US$8,000,000,000 Global Bank Note Program

Ladies and Gentlemen:

     The Issuer proposes to issue and sell the          % Global Bank Notes due                (the “Notes”) to [Lead Agent] and the agents listed on Annex 1 hereto (collectively, the “Agents”). The Agents agree to purchase on a syndicated basis the Notes as described in the pricing supplement attached as Annex 2 hereto (the “Pricing Supplement”), on the terms set out in such Pricing Supplement and on the terms set out below. The sale of the Notes will be subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 8, 2003 (the “Distribution Agreement”), among the Issuer and the Distribution Agents named therein. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement. Each of the provisions of the Distribution Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.

1.	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Notes, and the Agents severally agree to purchase the Notes (in the proportions set out next to each Agent’s name in Annex I hereto) at the purchase price of per Note (being equal to the issue price of % of the principal amount less a combined underwriting commission of % of the principal amount);

2.	The purchase price specified above will be paid by the Lead Agent on behalf of the Agents by wire transfer in immediately available funds to the Issuer at ( time) on , , or such other time and/or date as the Issuer and the Lead Agent on behalf of the Agents may agree (the “Settlement Time”) against delivery of the Notes to or upon your order in the manner contemplated in the Distribution Agreement, the Global Agency Agreement or otherwise.

3.	The Agents’ obligations hereunder are conditional on the receipt of: (i) opinions of counsel described in Section 8(c) of the Distribution Agreement, dated as of the Settlement Time, (ii) a “comfort letter” described in Section 8(d) of the Distribution

Agreement, dated as of the Settlement Time, (iii) the officer’s certificates described in Section 8(b) of the Distribution Agreement, dated as of the Settlement Time; and (iv) such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

4.	If one or more of the Agents shall fail at the Settlement Time to purchase the Bank Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Bank Notes”), the Lead Agent shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Agents, or any other agents, to purchase all, but not less than all, of the Defaulted Bank Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Agent shall not have completed such arrangements within such 36-hour period, then:

(a) if the principal amount of Defaulted Bank Notes does not exceed 10% of the principal amount of Notes to be purchased on such date, each of the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Agents, or

(b) if the principal amount of Defaulted Bank Notes exceeds 10% of the principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Agent.

     No action taken pursuant to this section shall relieve any defaulting Agent from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either the Lead Agent or the Issuer shall have the right to postpone the Settlement Time for a period not exceeding seven days in order to effect any required changes in any documents or arrangements. As used herein, the term “Agent” includes any person substituted for an Agent under this Section 4.

Very truly yours,

CAPITAL ONE BANK

By:
Name:
Title:

[LEAD AGENT]

By:

Name:
Title:

By and on behalf of the Agents listed on Annex I hereto.

ANNEX I

Schedule of Agents

Agent	Principal Amount of Notes

ANNEX I

ANNEX 2

FORM OF PRICING SUPPLEMENT

The Pricing Supplement applicable to each Tranche of Notes will be in the following form and will contain such information as is applicable in respect of such Notes (all references to numbered Conditions being to the Terms and Conditions of the relevant Notes):

PRICING SUPPLEMENT DATED [                      ]
(to Offering Circular dated May 8, 2003)

Capital One Bank
(a Bank organized pursuant to the Laws of Virginia)

Global Bank Notes

Issue of [Aggregate Principal Amount of Tranche] [Title of Notes]

UNDER THE U.S.$8,000,000,000 GLOBAL BANK NOTE PROGRAM

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Offering Circular dated May 8, 2003. This Pricing Supplement is supplemental to and must be read in conjunction with such Offering Circular.

If the Notes have a maturity of less than one year, the minimum denomination may need to be £100,000 or its equivalent in any other Specified Currency.

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs.]

1.	Issuer:		Capital One Bank

2.	[(i)]	Series Number:	[ ]

	[(ii)]	Tranche Number:
[ ]

(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible and the aggregate principal amount of the Series)

3.	Specified Currency or Currencies (in the case of Dual Currency Notes):		[ ]

4.	Aggregate Principal Amount:		[ ]

	[(i)]	Series:	[ ]

	[(ii)]	Tranche:	[ ]

5.	[(i)]	Original Issue Date [and Interest Commencement Date]:	[ ]

	[(ii)]	Interest Commencement Date (if different from the Original Issue Date):	[ ]

6.	Stated Maturity Date:		[Specify date or (for floating rate notes) Interest

A-2-1

Payment Date falling in or nearest to the relevant month and year]
Notes having a maturity of less than one year will, if the proceeds of issue of such notes are to be accepted by the Issuer in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) unless they are issued to a limited class of professional investors and have a minimum denomination of £100,000 (or its equivalent in other Specified Currencies) (or another applicable exemption from Section 19 of the FSMA must be available)

7.	Status of the Notes:	[Senior] [Subordinated]

8.	Interest Basis:	[ ] per cent. Fixed Rate] [ ] Month [LIBOR/EURIBOR/Other] +/- [ ] per cent. Floating Rate] [Zero Coupon] [Indexed] [Dual Currency] [other (specify)] (further particulars specified below)

9.	Redemption/Payment Basis:	[Redemption at par] [Indexed] [Dual Currency] [Partly Paid] [Installment] [Other (specify)]

10.	Change of Interest or Redemption/Payment Basis:	[Specify details of any provision for change in interest/payment basis]

11.	Redeemable at Option of Issuer/Holder:	[Redemption at the option of the Issuer] [Redemption at the option of the Holder] (further particulars specified below)

12.	[(i)] Issue Price:	[ ] per cent. of the aggregate principal amount of the Notes [plus accrued interest from [insert date]

	[(ii)] Net proceeds:	(in the case of fungible issues only, if applicable)]

A-2-2

13.	Default Rate (if other than Interest Rate):

	[ ]% per annum:	[ ] (Required only for listed issues)

14.	Authorized Denominations:	[ ]

15.	Listing:	[Luxembourg/other (specify)/None]

16.	Method of distribution:	[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

17.	Fixed Rate Note Provisions:	[Applicable/Not applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i) Interest Rate(s):	[ ] per cent. per annum [payable [annually/ semi- annually/quarterly/monthly] [other] in arrears] [payable at maturity]

	(ii) Interest Payment Date(s):	[ ] in each year, up to [but excluding] the Stated Maturity Date]/[specify other](NB: This will need to be amended in the case of long or short Coupons)

	(iii) Day Count Convention:	[30/360 Actual/360 Actual/Actual (ISMA) Other (specify convention and applicable period)]

	(iv) Interest Determination Date(s):	[ ] in each year

[Insert interest payment dates except where there are long or short periods. In these cases, insert regular interest payment dates] (NB: only relevant where Day Count Convention is Actual/Actual (ISMA))

	(v) Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/(give details)]

18.	Floating Rate Note Provisions:	[Applicable/Not applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i) Interest Payment Dates:	[ ]

A-2-3

(ii)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]

(iii)	Minimum Interest Rate:	[ ] per cent. per annum

(iv)	Maximum Interest Rate:	[ ] per cent. per annum

(v)	Day Count Convention:	30/360 Actual/360 Actual/Actual Other (specify convention and applicable period)

(vi)	Manner in which the Interest Rate(s) and Interest Amount is/are to be determined:	[Reference Rate Determination/ISDA Rate/other (give details)]

(vii)	Party responsible for calculating the Interest Rate(s) (if not the Calculation Agent):	[ ]

(viii)	Reference Rate Determination:

	— Initial Interest Rate:	[ ]

	— Index Maturity:	[ ]

	— Interest Rate Basis/Bases:	[LIBOR (specify applicable LIBOR screen)/ EURIBOR/CMT Rate/CD Rate/Commercial Paper Rate/Eleventh District Cost of Funds Rate/Federal Funds Rate/J.J. Kenny Rate/ Prime Rate/Treasury Rate/Other]

(additional information is required if other —including fallback provisions)

	— Interest Determination Date(s):	[ ]

A-2-4

		— Relevant Screen Page:	[ ]

(In the case of CMT Rate, specify CMT Moneyline Telerate Page and CMT Maturity Index)

(In the case of LIBOR, specify whether LIBOR Moneyline Telerate or LIBOR Reuters)

(In the case of EURIBOR, if not Moneyline Telerate 248 ensure it is a page which shows a composite rate or amend the fallback provisions appropriately)

		— Index Currency:	[ ]

		— Spread:	[ + /-]%

		— Spread Multiplier:	[ ]

		— Initial Interest Reset Date:	[ ]

		— Interest Reset Period:	[ ]

		— Interest Reset Dates:	[ ]

		— Interest Calculation:	[Regular Floating Rate Note][Floating Rate/ Fixed Rate Note (specify Fixed Rate Commencement Date and Fixed Interest Rate)] [Inverse Floating Rate Note (specify Fixed Interest Rate)]

	(ix)	ISDA Rate:

		— Margin(s):	[+/-][ ] per cent. per annum

		— Floating Rate Option:	[ ]

		— Designated Maturity:	[ ]

		— Reset Date:	[ ]

19.	Discount Note (including Zero Coupon Note) Provisions:		[Applicable/Not Applicable]

(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Total Amount of OlD:	[ ]

	(ii)	Yield to Maturity:	[ ]

	(iii)	Initial Accrual Period:	[ ]

	(iv)	Issue Price:	[ ]

A-2-5

20.	Index/Formula Linked Interest Note Provisions:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Index/Formula:	[give or annex details]

	(ii)	Agent, if any, responsible for calculating the principal and/or interest due:	[ ]

	(iii)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[ ]

21.	Dual Currency Note Provisions:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Face Amount:	[ ]

	(ii)	Face Amount Currency:	[ ]

	(iii)	Optional Payment Currency:	[ ]

	(iv)	Designated Exchange Rate:	[ ]

	(v)	Option Election Dates:	[ ]

	(vi)	Option Value Calculation Agent:	[ ]

	(vii)	Agent, if any, responsible for calculating the principal and/or interest payable:	[ ]

PROVISIONS RELATING TO REDEMPTION

22.	Redeemable at Option of Issuer:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Initial Redemption Date:	[ ]

	(ii)	Initial Redemption Percentage:	[ ]

	(iii)	Annual Redemption Percentage Reduction:	[ ]

23.	Repayable at Option of Holders:		[Applicable/Not Applicable]

	Holder’s Optional Repayment Date(s):		[ ]

A-2-6

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:

(i) Bearer Notes:
[Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Bearer Notes [on 60 days’ notice]]

(ii) Registered Notes:

	— Registrar:	[ ]

	— Transfer Agent:	[ ]

	— Record Dates:	[ ]

25.	Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including the right of the Issuer to forfeit the Notes and interest due on late payment:	[Not applicable/give details)]

26.	Installment Notes:

	(i) Installment amount(s):	[Not applicable/give details]

	(ii) Installment date(s):	[Not applicable/give details]

27.	Other terms or specified conditions:	[Not applicable/give details]

28.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	[Yes/No. If yes, give details]

29.	Details of any additional or different Paying Agents, Registrars, London Issuing Agents, Transfer Agents:	[Not applicable/give details]

A-2-7

DISTRIBUTION

30.	(i) If syndicated, names of Distribution Agents:	[Not applicable/give names]

(ii) Stabilization Manager (if any):	[Not applicable/give names]
The Stabilization Manager or any other person acting for the Stabilization Manager may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. However, there may be no obligation on the Stabilization Manager or any agent of the Stabilization Manager to do this. Such stabilization, if commenced, may be discontinued at any time and must be terminated after a limited period. Such stabilization, if any, must comply with all applicable laws, regulations and rules.

31.	If non-syndicated, name of Distribution Agent:	[Not applicable/give names]

32.	Additional selling restrictions:	[Not applicable/give names]

OPERATIONAL INFORMATION

33.	CUSIP Code:	[ ]

34.	ISIN Code:	[ ]

35.	Common Code:	[ ]

36.	Clearing System(s):	[DTC only] [Euroclear and Clearstream, Luxembourg only] [DTC, Euroclear and Clearstream, Luxembourg through DTC] [DTC, Euroclear and Clearstream, Luxembourg] [Other (specify)]

37.	Delivery:	Delivery [against/free of] payment

38.	Redenomination applicable:	Redenomination [not] applicable (If Redenomination is applicable, any provisions necessary to deal with floating rate interest calculation (including alternative reference rates))

39.	“Business Day” definition (if other than as defined in the Offering Circular):	[ ]

40.	Governing Law:	New York

A-2-8

[LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the listing of the U.S.$8,000,000,000 Global Bank Note Program of Capital One Bank]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement.
Signed on behalf of the Issuer:

By:

Duly authorized

A-2-9

EXHIBIT I

ADMINISTRATIVE PROCEDURES MEMORANDUM

(Dated as of May 8, 2003)

FOR

CAPITAL ONE BANK
Global Bank Notes Due From
30 Days to 30 Years or More from Date of Issue

     Senior unsecured debt obligations (the “Senior Notes”) and subordinated unsecured debt obligations (the “Subordinated Notes” and, together with the Senior Notes, the “Bank Notes”) which from time to time may be offered on a continuing basis for sale by Capital One Bank (the “Bank”) through each of J.P. Morgan Securities Inc. and each of the distribution agents listed on Schedule I to the Distribution Agreement to which these Administrative Procedures are an exhibit (the “Distribution Agreement”) (each, a “Distribution Agent” and collectively, the “Distribution Agents”) who may purchase the Bank Notes, as principal from the Bank for resale to investors and other purchasers in accordance with the Distribution Agreement. In addition, if agreed to by the Bank and the applicable Distribution Agent, such Distribution Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Bank Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Distribution Agent will perform shall apply. Whenever these Administrative Procedures indicate that information may be set forth in a Bank Note, such information may be set forth in a Pricing Supplement to the Offering Circular (as defined below).

     JPMorgan Chase Bank (or such other agent appointed in accordance with the Global Agency Agreement (as defined below)) will act as the registrar (the “Registrar”) and domestic paying agent (the “Domestic Paying Agent”) for the Bank Notes through its office at 4 New York Plaza, 15th Floor New York, New York 10004. JPMorgan Chase Bank, London Branch, acting through its London office (or such other agent appointed in accordance with the Global Agency Agreement), will act as London paying agent (the “London Paying Agent”) and London issuing agent (the “London Issuing Agent”). As used herein, the term “Offering Circular” refers to the most recent offering circular, as such document may be amended or supplemented, which has been prepared by the Bank for use by the Distribution Agents in connection with the offering of the Bank Notes.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Bank Notes or the Offering Circular.

DTC REGISTERED GLOBAL NOTES

     Bank Notes may the issued in book-entry form (each beneficial interest in a global Note, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) and represented by one or more fully registered global Bank Notes (each, a “Global Note” and collectively, the “Global Bank Notes”) held by or on behalf of The Depository Trust Company, as depositary (“DTC”, which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular.

     In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Registrar or its agents will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the applicable Letters of Representations from JPMorgan Chase Bank to DTC relating to the Program, and a Certificate of Deposit Agreement between JPMorgan Chase Bank and DTC (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Settlement Procedures for
Book-Entry Notes:	Settlement Procedures with regard to Book-Entry Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent, as agent of the Bank, will be as follows (which will have been agreed to by the Bank and such Distribution Agent in accordance with the Distribution Agreement):

(A)	The Distribution Agent will advise the Bank by telephone, confirmed by facsimile to the Bank and the Registrar, of the following settlement information:

1.	Taxpayer identification number of the purchaser.

2.	Principal amount of such Book-Entry Notes.

3.	Whether the Bank Note is a Senior Note or a Subordinated Note.

4.	Each term specified in the applicable Pricing Supplement.

5.	Price to public, if any, of such Book Entry Bank Notes (if such Book-Entry Notes are not being offered “at the market”).

6.	Trade Date.

7.	Settlement Date (Original Issue Date).

8.	Maturity Date.

9.	Redemption provisions, if any, including: Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

10.	Repayment provisions, if any, including Holder’s Optional Repayment Date(s).

11.	Net proceeds to the Bank.

12.	Whether such Book-Entry Notes are being sold to the Distribution Agent as principal or to an investor or other purchaser through the Distribution Agent acting as agent for the Bank.

13.	The Distribution Agent’s commission or discount, as applicable.

14.	Whether such Book-Entry Notes are being issued with Original Issue Discount and the terms thereof.

15.	Default Rate.

16.	Identification numbers of participant accounts maintained by DTC on behalf of the Distribution Agent.

17.	Whether additional documentation will be required for Bank Notes being sold to the Distribution Agent as principal.

18.	Such other information specified with respect to such Book-Entry Notes (whether by Addendum or otherwise).

(B)	The Registrar will assign a CUSIP number of the appropriate series to the Global Note representing such Book-Entry Notes and, as soon thereafter as practicable, the Registrar will notify the Distribution Agent by telephone of such CUSIP number.

(C)	The Registrar will communicate to DTC and the Distribution Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.	The information set forth in Settlement Procedure A.

2.	The identification numbers of the participant accounts maintained by DTC on behalf of the Registrar and the Distribution Agent.

3.	Identification of the Book-Entry Note as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

4.	The initial Interest Payment Date for the Global Note representing such Book-Entry Notes, the number of days by which such date succeeds the related Record Date and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Bank).

5.	The CUSIP number of the Global Note representing such Book-Entry Notes.

6.	Whether such Global Note represents any other Bank Notes issued or to be issued in book-entry form.

(D)	The Registrar will complete and deliver to DTC (or its custodian) the Global Note representing such Book-Entry Notes in a form that has been approved by the Bank and the relevant Distribution Agents.

(E)	DTC will credit the Book-Entry Notes represented by such Global Note to the participant account of the Registrar maintained by DTC.

(F)	The Registrar will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Registrar’s participant account and credit such Book-Entry Notes to the participant account of the Distribution Agent maintained by DTC and (ii) to debit the settlement account of the Distribution Agent and credit the Settlement account of the Registrar maintained by DTC in an amount equal to the price of such Book-Entry Notes less such Distribution Agent’s commission or discount. Any entry of such deliver order shall be deemed to constitute a representation and warranty by the Registrar to DTC that (i) the Global Note representing such Book-Entry Notes has been issued and authenticated and (ii) the Registrar is holding such Global Note pursuant to the Certificate Agreement.

(G)	In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Distribution Agent’s participant account and credit such Book-Entry Notes to the participant accounts of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distribution Agent maintained by DTC, in an amount equal to the offering price of such Book-Entry Notes.

(H)	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(I)	In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures
Timetable:	For offers to purchase Book-Entry Notes accepted by the Bank, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but no later than the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	11:00 a.m. on the Trade Date
B	12:00 noon on the Trade Date
C	5:00 p.m. on the Trade Date
D	9:00 a.m. on the Settlement Date

Settlement Procedure	Time

E	10:00 a.m. on the Settlement Date
F-G	2:00 p.m. on the Settlement Date
H	4:00 p.m. on the Settlement Date
I	5:00 p.m. on the Settlement Date

If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedures C, F, and G shall be completed no later than 2:30 p.m. on such Business Day, and Settlement Procedure D shall be completed no later than 10:00 a.m. on such Business Day.

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rate has been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date.

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Registrar will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Registrar fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure F, then the Registrar may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Registrar maintained at DTC. DTC will process the withdrawal message; provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to the debited. If withdrawal messages are processed with respect to all Book-Entry Notes represented by a Global Note, the Registrar will mark such Global Note “canceled” and make appropriate entries in its records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to some of the Book-Entry Notes represented by a Global Note, the Registrar will exchange such Global Note for two Global Bank Notes, one of which shall represent the Book-Entry Notes for which such withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Book-Entry Note sold through a Distribution Agent, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Distribution Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Registrar will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Registrar will provide, in accordance with Settlement Procedure D, for the issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

BEARER NOTES

     In certain circumstances Bearer Notes may be issued. Settlement Procedures with regard to Bearer Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent as agent of the Bank, will be as follows:

Latest
London
Day	Time	Action
No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Distribution Agents for the issue and purchase of Bearer Notes (whether pursuant to an unsolicited bid from a Distribution Agent or pursuant to an inquiry by the Bank). The Distribution Agent instructs the London Issuing Agent to obtain a Common Code and ISIN from Euroclear or Clearstream, Luxembourg. In the case of the first Tranche of Bank Notes of a Series, the London Issuing Agent telephones Euroclear or Clearstream, Luxembourg with a request for a Common Code and ISIN for such Series and in the case of a subsequent Tranche of Bank Notes of that Series the London Issuing Agent telephones Euroclear or Clearstream, Luxembourg with a request for a temporary Common Code and ISIN for such Tranche. Each Common Code and ISIN is notified by the London Issuing Agent to each Distribution Agent which has reached agreement with the Bank.

	3:00 p.m.	If a Distribution Agent has reached agreement with the Bank by telephone, such Distribution Agent confirms the terms of the agreement to the Bank by fax attaching a copy of the Pricing Supplement. The Distribution Agent sends a copy of that fax to the London Issuing Agent and the Registrar for information.

	5:00 p.m.	The Bank confirms its agreement to the terms on which the issue of Bearer Notes is to be made (including the form of the Pricing Supplement) by signing and returning a copy of the Pricing Supplement to the relevant Distribution Agent. The Bank also confirms its instructions to the London Issuing Agent (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to carry out the duties to be carried out by the London Issuing Agent under these Settlement Procedures and the Global Agency Agreement including

Latest
London
Day	Time	Action
preparing, authenticating and issuing a Temporary Global Note for the Tranche of Bank Notes which is to be purchased and in the case of the first Tranche of a Series, where the Pricing Supplement for such Tranche does not specify that such Temporary Global Note is to be exchangeable only for Bearer Notes in definitive form, a Permanent Global Note for such Series, giving details of such Bearer Notes.

The Bank confirms such instructions by sending a copy by fax of the signed Pricing Supplement to the London Issuing Agent.

No later than Original Issue Date minus 4 Business Days	2:00 p.m.	In the case of Bearer Notes which are to be listed on a Stock Exchange, the London Issuing Agent notifies the relevant Listing Agent who in turn notifies the relevant Stock Exchange by fax or by hand of the details of the Bank Notes to be issued by sending the Pricing Supplement to the relevant Stock Exchange.

Original Issue Date minus 2 Business Days	3:00 p.m.	In the case of Bearer Notes cleared through Euroclear and/or Clearstream, Luxembourg, the relevant Distribution Agent instructs the relevant clearing system to debit its account and pay the purchase price, against delivery of the Bearer Notes, to the London Issuing Agent’s account with the relevant clearing system on the Original Issue Date and the London Issuing Agent receives details of such instructions through the records of the relevant clearing system.

Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the relevant clearing system, the Bank, any relevant Stock Exchange (or the relevant Listing Agent, which in turn shall notify the relevant Stock Exchange) and the relevant Distribution Agent by telex or fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, notification will be made in accordance with this paragraph as soon as it has been determined.

Latest
London
Day	Time	Action
Original Issue Date minus 1 Business Day (in the case of pre- closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time	The London Issuing Agent prepares and authenticates a Temporary Global Note for each Tranche of Bank Notes which is to be purchased and, where required as specified above, a Permanent Global Note in respect of the relevant Series. The Temporary Global Note and any such Permanent Global Note are then delivered by the London Issuing Agent to a common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the London Issuing Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Bearer Notes represented by such Temporary Global Note to the London Issuing Agent’s distribution account.

In the case of Bearer Notes cleared through Euroclear and/or Clearstream, Luxembourg, the London Issuing Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the nominal amount of the relevant Tranche of Bank Notes and to credit such nominal amount to the account of such Distribution Agent with Euroclear or Clearstream, Luxembourg against payment to the account of the London Issuing Agent of the purchase price for the relevant Tranche of Bank Notes on the Original Issue Date. The relevant Distribution Agent gives corresponding instructions to Euroclear or Clearstream, Luxembourg. The parties (which for this purpose shall include the London Issuing Agent) may agree to arrange for “free delivery” to be made through the relevant clearing system if specified in the applicable Pricing Supplement.

Original Issue Date		The relevant clearing system debits and credits accounts in accordance with instructions received by it.

The London Issuing Agent pays to the Bank on the Original Issue Date the aggregate purchase price received by it to such account of the Bank as shall have been notified to the London Issuing Agent for the purpose.

Latest
London
Day	Time	Action
On or subsequent to the Original Issue Date		The London Issuing Agent notifies the Bank forthwith in the event that a Distribution Agent does not pay the purchase price due from it in respect of a Bank Note.

The London Issuing Agent notifies the Bank of the issue of Bearer Notes giving details of the Global Note(s) and the nominal sum represented thereby.

The relevant Distribution Agent promptly notifies the London Issuing Agent that the distribution of the Bearer Notes purchased or placed by it has been completed. If applicable, the London Issuing Agent promptly notifies the Bank, the relevant Distribution Agents and the relevant clearing system of the date of the end of any applicable restricted trading period with respect to the relevant Tranche of Bank Notes.

EUROCLEAR/CLEARSTREAM, LUXEMBOURG REGISTERED GLOBAL NOTES

     Bank Notes may be issued in book-entry form as Book-Entry Notes and represented by one or more fully registered Global Bank Notes held by or on behalf of Euroclear and/or Clearstream, Luxembourg, as depositary, and recorded in the book-entry system maintained by Euroclear and/or Clearstream, Luxembourg. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular. Settlement Procedures with regard to Book-Entry Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent, as agent of the Bank, are as follows:

Latest
London
Day	Time	Action
No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Distribution Agents for the issue and purchase of Bank Notes (whether pursuant to an unsolicited bid from a Distribution Agent or pursuant to an inquiry by the relevant Bank).

	3:00 p.m.	In the case of the first Tranche of Registered Bank Notes, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a Common Code for such Tranche and, in the case of a subsequent Tranche of Bank Notes of that Series, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a temporary Common Code for such Tranche and the London Issuing Agent confirms such number(s) to the Registrar. Each ISIN number, and each Common Code is notified by the Registrar by telex or fax to the Bank and the relevant Distribution Agent.

If a Distribution Agent has reached agreement with the Bank by telephone, such Distribution Agent confirms the terms of the agreement to the Bank by telex or fax attaching a copy of the Pricing Supplement. The relevant Distribution Agent sends a copy of that fax to the London Issuing Agent and the Registrar for information.

	5:00 p.m.	The Bank confirms its agreement to the terms on which the issue of Bank Notes is to be made (including the form of the Pricing Supplement) by signing and returning a

Latest
London
Day	Time	Action
copy of the Pricing Supplement to the relevant Distribution Agent. The Bank also confirms its instructions (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to the London Issuing Agent and the Registrar to carry out the duties to be carried out by the London Issuing Agent and the Registrar under these Settlement Procedures and the Global Agency Agreement including preparing, authenticating and issuing one or more Registered Global Bank Notes and/or one or more Definitive Registered Bank Notes for each Tranche of Bank Notes which are to be purchased or placed by the relevant Distribution Agent, giving details of such Bank Notes.

The Bank confirms such instructions by sending a copy by fax of the signed Pricing Supplement to the London Issuing Agent and the Registrar.

The relevant Distribution Agent notifies Euroclear and/or Clearstream, Luxembourg of the relevant accounts to be credited with Bank Notes represented by interests in the Global Note(s) to be issued.

No later than Original Issue Date minus 4 Business Days	2:00 p.m.	In the case of Bank Notes which are to be listed on a Stock Exchange, the London Issuing Agent notifies the relevant Listing Agent who in turn notifies the relevant Stock Exchange by fax or by hand of the details of the Bank Notes to be issued by sending the Pricing Supplement to the relevant Stock Exchange.

Original Issue Date minus 2 Business Days	3:00 p.m.	Where the relevant Distribution Agent is purchasing or placing Bank Notes through Euroclear and/or Clearstream, Luxembourg, the relevant Distribution Agent instructs Euroclear and/or Clearstream, Luxembourg, subject to further instructions, on the Original Issue Date or, in the case of Bank Notes denominated in a currency requiring a pre-closing, the Original Issue Date minus 1 Business Day, to debit its account, or such account as it directs, and pay the purchase price to the account of the closing bank as agreed between the Bank, the London Issuing Agent and the relevant Distribution Agent from time to time (in

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such capacity, the “Closing Bank”) for such purpose.

Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the Registrar, Euroclear, Clearstream, Luxembourg, the Bank, in the case of Listed Bank Notes, the relevant Listing Agent (who in turn notifies the relevant Stock Exchange), and the relevant Distribution Agent by telex or fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Original Issue Date minus 1 Business Day (in the case of pre- closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time	The London Issuing Agent prepares and authenticates the Registered Global Note(s) for each Tranche of Bank Notes which is to be purchased by attaching the applicable Pricing Supplement to a copy of the applicable master Registered Global Note(s).

The Registrar enters details of the principal amount of Bank Notes to be issued and the registered holder(s) of such Bank Notes in the Register. Each Registered Global Note is then delivered by, or on behalf of, the London Issuing Agent to a custodian for Euroclear and/or Clearstream, Luxembourg to credit the principal amount of the relevant Tranche of Bank Notes to the appropriate participants’ accounts in Euroclear and/or Clearstream, Luxembourg previously notified by the relevant Distribution Agent. Each Definitive Registered Note is delivered to the relevant Distribution Agent or its designee for the benefit of the purchaser of such Bank Note against delivery by such Distribution Agent of a receipt therefor or, if so instructed and upon confirmation from the Bank that proper payment by the purchaser has been made, delivered directly to the Bank or its designee for the benefit of the purchaser of such Bank Note(s) against delivery of a receipt therefor. The parties (which for this purpose shall include the London Issuing Agent and the Registrar) may agree to arrange for “free delivery” to be

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made through the relevant clearing system if specified in the applicable Pricing Supplement, in which case these Settlement Procedures will be amended accordingly.

Original Issue Date		The relevant Distribution Agent instructs Euroclear and/or Clearstream, Luxembourg to credit the interests in the Registered Global Note(s) representing Bank Notes purchased by or through such Distribution Agent to such accounts as the relevant Distribution Agent has directed with Euroclear and/or Clearstream, Luxembourg.

Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.

The Closing Bank makes payment to the Bank on the Original Issue Date of the aggregate amount received by it to such account of the Bank as shall have been notified to the Closing Bank for that purpose by the relevant bank.

On or subsequent to the Original Issue Date		The London Issuing Agent notifies the Bank forthwith in the event that the relevant Distribution Agent does not pay the purchase price due from it in respect of the Bank Notes.

The relevant Distribution Agent notifies the London Issuing Agent that the distribution of the Bank Notes purchased or placed by it has been completed.